UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2014

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mark A. Heggestad as Chief Financial Officer

On May 2, 2014, the Board of Directors (the “Board”) of Orthofix International N.V. (the “Company”) appointed Mark A. Heggestad to the position of Chief Financial Officer. Mr. Heggestad, who began employment on May 5, 2014 (the “Employment Date”), will assume his appointed office on May 9, 2014, the date following the Company’s filing with the Securities and Exchange Commission of its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014 (the “Appointment Effective Date”), and Mr. Heggestad will succeed David Ziegler as the Company’s principal financial and accounting officer as of such date.

The Company, through its subsidiary Orthofix Inc. (the “Subsidiary”), has entered into an employment agreement with Mr. Heggestad as of the Employment Date (the “Employment Agreement”), which has been approved by the Compensation Committee of the Board (the “Compensation Committee”). As an inducement to Mr. Heggestad entering into employment with the Company, the Compensation Committee has granted to Mr. Heggestad stock options to purchase 32,000 shares of the Company’s common stock (“Common Stock”), as well as 33,000 restricted shares of Common Stock, as further described below.

Mr. Heggestad, 55, has more than 20 years of experience in financial leadership roles in the medical device industry. He most recently served as the Executive Vice President and Chief Financial Officer of American Medical Systems Holdings, Inc., a publicly traded medical technology company focused on pelvic health conditions, from December 2006 until June 2011, when it was acquired by Endo Pharmaceuticals Holdings Inc. From 1987 to 2006, he served in various management positions at Medtronic, Inc., a global leader in medical technologies, including Vice President of Finance and IT for the Cardiac Surgery Business, Vice President of Corporate Audit & Compliance Assurance and Vice President of Corporate Finance, Assistant Controller. Before joining Medtronic Inc., Mr. Heggestad worked from 1982 to 1987 in roles including staff accountant and audit manager at KPMG. He received his Bachelor of Science degree in Accounting from St. Cloud State University.

A summary of the above-referenced compensation arrangements is set forth below. This summary does not constitute a complete summary of the terms of such arrangements, and is qualified in its entirety by reference to the text of the agreements summarized below, which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Employment Agreement

The Employment Agreement with Mr. Heggestad provides that Mr. Heggestad shall serve as Chief Financial Officer of each of the Company and the Subsidiary. The initial term of the agreement continues through July 1, 2015, with automatic one-year renewals commencing on July 1, 2015, and on each July 1 thereafter, unless either party notifies the other party of its intention not to renew the agreement at least 90 days prior to the next July 1 renewal date. The agreement further provides that if a change of control (as that term is defined in the agreement) occurs during the initial term or during any renewal term, the agreement will automatically be extended for two years from the date of such change of control.

The agreement provides that Mr. Heggestad will receive an annual base salary during the term of no less than $400,000 per year, a target bonus opportunity under the Company’s annual incentive plan of at least 75% of his then-current base salary, and an opportunity to earn a maximum bonus under such plan of not less than 112.5% of his then-current base salary. Mr. Heggestad will also be reimbursed for up to $75,000 in expenses in connection with his relocation to Lewisville, Texas.

Mr. Heggestad is generally entitled to the following in the event of a termination prior to the end of the term as a result of (i) death, (ii) disability (as defined in the agreement), (iii) termination by Mr. Heggestad for “good reason” (as defined in and pursuant to the terms of the agreement), or (iv) termination by the Company without “cause” (as defined in and pursuant to the terms of the agreement):

•	Any unpaid base salary and accrued vacation owing through the date of termination.

•	The pro rata amount of any incentive compensation for the fiscal year of his termination of employment (based on the number of business days he is actually employed during the fiscal year in which the termination of employment occurs) based on the achievement of the goals (as that term is defined in the agreement) for the calendar year of his termination.

•	An amount equivalent to 100% of his “base amount” (as that term is defined in the agreement). This multiple increases to 150% for payments triggered following a change of control. Under the agreement, “base amount” means an amount equal to the sum of:

(1)	Mr. Heggestad’s annual base salary at the highest annual rate in effect at any time during the term of employment; and

(2)	the lower of:

•	Mr. Heggestad’s target bonus in effect during the fiscal year in which termination of employment occurs, and

•	(a) the average of his annual incentive plan bonuses actually earned for the two years ending immediately prior to the year in which termination of employment occurs or (b) if greater, the average of his annual incentive plan bonuses actually earned for the two years ending immediately prior to a change of control or potential change of control (as those terms are defined in the agreement), provided that in the case of each (a) and (b), further equitable adjustments will be made to reflect that Mr. Heggestad was not an employee in 2012 and 2013, and that he will be employed for less than all of the 2014 calendar year.

•	If he elects COBRA in a timely manner, for the lesser of 12 months after termination or until he secures coverage from new employment, he will receive a monthly cash payment equal to the cost of continuation of coverage under the Company’s medical and dental benefit plans in which he was participating at the time of termination of employment. This payment period is increased from 12 months to 18 months following a change of control.

•	$12,500 for use towards outplacement services.

The agreement contains confidentiality, non-competition and non-solicitation covenants effective so long as Mr. Heggestad is an employee and for a period of twelve months after employment is terminated (or, in the event of termination following a change of control, for eighteen months after employment is terminated). The agreement also contains confidentiality and assignment of inventions provisions that last indefinitely.

Inducement Grant Non-Qualified Stock Option Agreement and Inducement Grant Restricted Stock Agreement

As an inducement to Mr. Heggestad’s employment, the Compensation Committee has approved grants to Mr. Heggestad of (i) stock options to acquire up to 32,000 shares of Common Stock pursuant to an Inducement Grant Non-Qualified Stock Option Agreement and (ii) 33,000 restricted shares of Common Stock pursuant to an Inducement Grant Restricted Stock Agreement. The exercise price of the stock options was the closing price of the common stock on the NASDAQ Stock Market on the Employment Date. The stock options and restricted shares of common stock will each vest in one-fourth annual increments beginning on the first anniversary of his first date of employment. The grants were made pursuant to NASDAQ Marketplace Rule 5635(c)(4) and contain terms materially consistent with the Company’s grant agreements under its 2012 Long-Term Incentive Plan. Each of the agreements include provisions for forfeiture if Mr. Heggestad’s service to the Company terminates prior to vesting, as well as provisions for prior acceleration in the event of any change of control of the Company or Mr. Heggestad’s death or disability.

Item 7.01.	Regulation FD Disclosure.

On May 5, 2014, the Company issued a press release regarding certain of the matters described in Item 5.02. That press release is furnished herewith as Exhibit 99.1.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement, entered into and effective as of May 5, 2014, by and between Orthofix Inc. and Mark A. Heggestad.

10.2	Inducement Grant Non-Qualified Stock Option Agreement, dated May 5, 2014, between Orthofix International N.V. and Mark A. Heggestad.

10.3	Inducement Grant Restricted Stock Agreement, dated May 8, 2014, between Orthofix International N.V. and Mark A. Heggestad.

99.1	Press release, dated May 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Jeffrey M. Schumm
Jeffrey M. Schumm Chief Administrative Officer, General Counsel and Corporate Secretary

Date: May 8, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, entered into and effective as of May 5, 2014, by and between Orthofix Inc. and Mark A. Heggestad.

10.2	Inducement Grant Non-Qualified Stock Option Agreement, dated May 5, 2014, between Orthofix International N.V. and Mark A. Heggestad.

10.3	Inducement Grant Restricted Stock Agreement, dated May 8, 2014, between Orthofix International N.V. and Mark A. Heggestad.

99.1	Press release, dated May 5, 2014.